Exhibit 99.1

March 1, 2018

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street

Houston, Texas 77002

Attention: Corporate Trust Administration

Reference: Main Street Capital Corporation — 6.125% Notes Due 2023

Ladies and Gentlemen:

Main Street Capital Corporation, a Maryland corporation (the “Company”), hereby provides notice, pursuant to Section 1104 of the Indenture, dated as of April 2, 2013 (the “Indenture”), between the Company and you, as trustee, relating to the Company’s 6.125% Notes due 2023 (CUSIP No. 56035L302) (the “Notes”), that the Company is electing to exercise its option to redeem, in full, the Notes. The Company will redeem all $90,655,275 of the issued and outstanding Notes on April 1, 2018.

The Company hereby instructs The Bank of New York Mellon Trust Company, N.A., as trustee, to deliver (or cause to be delivered) on the Company’s behalf the notice attached hereto as Exhibit A to each Holder at such Holder’s address appearing on the Security Register and in the case of Global Notes the Notice of Redemption shall be delivered to DTC. We hereby instruct The Bank of New York Mellon Trust Company, N.A. to deliver the Notice of Redemption to DTC on March 1, 2018.

Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Indenture.

[Signature page follows]

MAIN STREET CAPITAL CORPORATION

By:	/s/ Brent D. Smith
Name:	Brent D. Smith
Title:	Chief Financial Officer

EXHIBIT A

NOTICE OF REDEMPTION

to the Holders of

Main Street Capital Corporation

6.125% Notes due 2023

*CUSIP 56035L302

On behalf of Main Street Capital Corporation (the “Company”), notice is hereby given pursuant to Section 1104 of the Indenture dated as of April 2, 2013 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), Section 1.01(h) of the First Supplemental Indenture, dated as of April 2, 2013, between the Company and the Trustee (together with the Base Indenture, the “Indenture”), and the optional redemption section of the Global Note representing the Company’s 6.125% Notes due 2023 (the “Notes”), that the Company has elected to redeem on April 1, 2018 (the “Redemption Date”) all of its outstanding Notes at a redemption price equal to 100% of the principal amount of the Notes ($90,655,275.00 in aggregate, or $25.00 per Note) to be redeemed plus accrued and unpaid interest from January 1, 2018, up to but not including the Redemption Date ($1,388,158.90 in aggregate, or approximately $0.383 per Note) (the “Redemption Price”).  As the Redemption Date falls on a day that is not a Business Day, pursuant to the Indenture, the Redemption Price will be paid on April 2, 2018, the next succeeding Business Day, and no additional interest will accrue from the Redemption Date through April 2, 2018.  Terms used in this Notice of Redemption and not otherwise defined shall have the meanings assigned to them in the Notes or the Indenture.

On the Redemption Date, the Redemption Price shall become due and payable upon each of the outstanding Notes. Payment of the Redemption Price shall be made, on or after April 2, 2018, at any office of the Trustee. FROM AND AFTER THE REDEMPTION DATE, ALL INTEREST ON THE NOTES SHALL CEASE TO ACCRUE.  Unless the Company defaults in paying the Redemption Price, the only remaining right that the holder of a Note will have is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Note.

The Trustee will act as paying agent (the “Paying Agent”) with respect to the redemption of the Notes. As required by the Indenture, the Notes must be presented and surrendered to the Trustee in order to receive payment of the Redemption Price. Payment of the Redemption Price including the accrued and unpaid interest up to but not including the Redemption Date will be made on or after April 2, 2018, upon presentation and surrender of the Notes to the Trustee at one of the addresses set forth below:

If by First Class, Registered or Certified Mail:	If by Hand or Express Delivery:
The Bank of New York Mellon Trust Company, N.A. PO Box 396 East Syracuse, NY 13057	The Bank of New York Mellon Trust Company, N.A. 111 Sanders Creek Parkway East Syracuse, NY 13057

Notes held in book-entry form will be redeemed and the Redemption Price with respect to such Notes will be paid in accordance with the applicable procedures of the Depository Trust Company.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, the Paying Agent may be obligated to withhold 24% from payments of the Redemption Price to holders who have failed to furnish the Paying Agent with a correct Taxpayer Identification Number. To avoid the application of these provisions, a holder should submit its certified Taxpayer Identification Number on a properly completed IRS Form W-9 (available at http://www.irs.gov/) when presenting its certificates (or should submit a properly completed IRS Form W-8 or other certification establishing an exemption from withholding, if applicable).  Holders should consult their tax advisors regarding the withholding and other tax consequences of the redemption.

Dated: March 1, 2018

Main Street Capital Corporation
	By:	The Bank of New York Mellon Trust
Company, N.A., as Trustee

*This CUSIP Number has been assigned to this issue by organizations not affiliated with the Company, the Trustee or the Paying Agent and is included solely for the convenience of holders of the Notes. None of the Company, the Trustee or the Paying Agent shall be responsible for the selection or use of this CUSIP Number and no representation is made as to the correctness or accuracy of the CUSIP number listed in any redemption notice or printed on the Notes.